EXHIBIT 10.5 - Expert Opinion, David G. Henry, Registered Patent Attorney


On the Letterhead of Cox Smith Matthews, Incorporated


                             DAVID G. HENRY
                       Registered Patent Attorney

1201 Elm Street, Suite 3300
Dallas, Texas 75270
(214) 698-7800
(214) 698-7899
dghenry@coxsmith.com

14 May 2007

To Whom It May Concern:

I have been practicing patent law for over twenty years, and have been teaching the patent law courses at Baylor Law School for fourteen years. Despite dealing with hundreds of patent matters (as someone in my position inevitably does), one rarely comes across truly "pioneering" or "landmark" inventions. Chris Hymel's systems and methods pertaining to, and made possible by the unprecedented, early detection of precursors to physiological, electrochemical phenomena in humans appear to be just such an invention (or family of inventions).


Based on currently available information and understanding, it is my opinion that Mr. Hymel's inventions will first constitute the foundation of a wholly new branch of diagnostics and medical treatment. Also, preliminary efforts are underway to identify and to start to reduce to practice applications of Mr. Hymel's methodologies in a variety of other fields. In that regard, and with appropriate capitalization, I expect to see Mr. Hymel's methods and related systems come to underlie ground-breaking advances in fields which range from psychiatry to law enforcement to combat training and weaponry to biomechanical prosthetics.

I and my firm, as well as oilier outside patent and technical consultants, are currently working on patent protection. both for protecting Mr. Hymel's basic methodologies (which are common to all presently anticipated applications), as well as for a variety of specific applications which are under active consideration or development, as previously mentioned.

"Excited" is not too strong a description of my reaction to this technology and its future potential not a term I often use in this context.

Cordially,

/s/ David G. Henry
David G. Henry